AUTHORIZATION


     The undersigned, David S. Lawi hereby authorizes Marcia Kendrick to execute any Form 3, Form 4, or Form 5 to be filed with the Securities and Exchange Commission with respect to Seitel, Inc. for a period of one year from the date hereof.


Date:  August 1, 1996



                                                  /s/ David S. Lawi
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                                                  David S. Lawi